Exhibit 10.17

EXECUTION COPY

THIRD AMENDMENT TO

CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 3rd day of March, 2010, by and between CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company, as borrower (the “Borrower”), each of the other Loan Parties signatory hereto and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent and Lender (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Agent and Lender are parties to that certain Credit Agreement, dated as of February 8, 2006 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lender extended certain financial accommodations to the Borrower;

WHEREAS, the Borrower has requested that the Agent and Lender, and the Agent and Lender have agreed to, subject to the terms hereof, amend certain provisions of the Credit Agreement, as more fully set forth herein, including an increase in the aggregate commitments and extension of the Maturity Date; and

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.

2. Amendments to the Credit Agreement.

2.1 Section 1.01 of the Credit Agreement, “Defined Terms,” is hereby amended by deleting each of the defined terms of “Aggregate Commitments”, “Applicable Rate” and “Maturity Date” and replacing each, respectively, with the following:

“Aggregate Commitments” means the Commitments of all Lenders in an aggregate principal amount of up to Forty Million Dollars ($40,000,000).

“Applicable Rate” shall be the rate per annum set forth in the table below opposite the Usage Amount, determined and adjusted on the date of any increase or decrease in the usage of the Aggregate Commitments. Any adjustment in the Applicable Rate shall be applicable to all outstanding Obligations.

Usage Amount	Eurodollar Rate/ L/C Fee	Base Rate
Zero to $13,333,333.32	2.25%	1.25%

$13,333,333.33 to $26,666,666.65	2.50%	1.50%
$26,666,666.66 to $40,000,000	2.75%	1.75%

“Maturity Date” means with respect to all Obligations, March 3, 2013 or such earlier date as payment of the remaining outstanding principal amount of the Loans or of all remaining and outstanding Obligations shall be due (whether by acceleration or otherwise).

2.2. Section 2.08 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“2.08 Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to 0.50% calculated on the Available Commitment. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the last Business Day of each month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated monthly in arrears (based upon the average daily Available Commitment during such month), and if there is any change in the Applicable Rate during any month, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such month that such Applicable Rate was in effect.”

2.3 Section 6.02(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(a) [Intentionally omitted.]”

2.4 Section 6.12(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(a) Minimum Adjusted EBITDA. The Parent and its Subsidiaries, on a consolidated basis, will be required to maintain a minimum Adjusted EBITDA which will be measured quarterly on a rolling four quarter basis as follows:

Each Quarter Ending During the Period	Minimum TTM Adjusted EBITDA
December 31, 2009	$44.0 million

January 1, 2010 through December 30, 2010	$51 million

December 31, 2010 through the Maturity Date	$53 million

2.5 Section 6.12(c) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(c) Maximum Capital Expenditures. The Parent, together with its Subsidiaries on a consolidated basis, shall not spend or incur obligations (including the total amount of any Capital Leases) to acquire fixed assets for more than the amounts specified below for each fiscal year ending on the date specified below:

For the Year Ending	Maximum Capital Expenditures
December 31, 2009	$71.5 million

December 31, 2010	$75 million

December 31, 2011	$81 million

December 31, 2012	$86 million

Such portion of permitted capital expenditures not spent in the applicable year may be carried forward to the subsequent year, provided that such carried forward amount shall be deemed the first amounts spent in such year.”

2.6 Schedules 1, 2.01, 5.06, 5.09, 5.13, 5.19, 5.26, 7.01, 7.03 and 10.02 to the Credit Agreement are hereby amended by deleting each such schedule in its entirety and replacing it with the Schedules 1, 2.01, 5.06, 5.09, 5.13, 5.19, 5.26, 7.01, 7.03 and 10.02 attached hereto.

3. No Other Modification. Notwithstanding the agreement of the Agent and Lender to the terms and provisions of this Amendment, the Loan Parties acknowledge and expressly agree that the amendments contained in Section 2, are limited to the extent expressly set forth herein and shall not constitute a modification of the Credit Agreement or any other Loan Documents or a course of dealing at variance with the terms of the Credit Agreement or any other Loan Documents (other than as expressly set forth above) so as to require further notice by the Agent or the Lender, or any of them, of its or their intent to require strict adherence to the terms of the Credit Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect except as expressly modified by this Amendment. The Credit Agreement and each other Loan Document shall be deemed modified hereby solely to the extent necessary to give effect to this Amendment.

4. Representations and Warranties. The Borrower and each other Loan Party hereby represent and warrant to and in favor of the Agent as follows:

(a) each representation and warranty set forth in Article V of the Credit Agreement, after giving effect to this Amendment, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent (i) previously fulfilled in accordance with the terms of the Credit Agreement or (ii) relating specifically to the Agreement Date or otherwise inapplicable;

(b) the Borrower and each other Loan Party has the power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c) this Amendment has been duly authorized, validly executed and delivered by one or more Responsible Officers of the Loan Parties, and constitutes the legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any of the Loan Parties);

(d) the execution and delivery of this Amendment and performance by the Loan Parties under the Credit Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Loan Parties which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of the Loan Parties, or any provision of (i) any statute, judgment or order, or (ii) any material indenture, instrument, agreement, or undertaking, to which the Loan Parties are party or by which the Loan Parties’ assets or properties are bound; and

(e) no Default exists both before and after giving effect to this Amendment, and there has been no Material Adverse Effect both before and after giving effect to this Amendment.

5. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to Agent’s receipt of each of the following, each in form and substance satisfactory to Agent:

(a) the Loan Parties’ executed signature page(s) to this Amendment;

(b) an Amended and Restated Note executed by Borrower in favor of Lender in the principal amount of $40,000,000;

(c) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Agreement and the other Loan Documents to which such Loan Party is a party;

(d) such documents and certifications as Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(e) a favorable opinion of Friedman Kaplan Seiler & Adelman LLP, counsel to the Loan Parties, addressed to Agent and each Lender concerning the Loan Parties and the Loan Documents;

(f) a certificate of a Responsible Officer of each Loan Party either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;

(g) a certificate signed by a Responsible Officer of Borrower certifying (i) that the conditions specified in Sections 4.02(a) and (b) of the Agreement have been satisfied, and (ii) that there has been no event or circumstance since December 31, 2008 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(h) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and remains in effect;

(i) evidence that the Liens in favor of Agent are valid, enforceable, properly perfected in a manner acceptable to Agent and prior to all others’ rights and interests, except those Agent consents to in writing;

(j) three years projected financials for the Loan Parties on a consolidated and consolidating basis (to include an income statement for the fiscal years ending 2010, 2011, and 2012);

(k) a Reaffirmation Agreement, duly executed and delivered by each Loan Party in favor of Agent and Lenders;

(l) such other assurances, certificates, documents, consents or opinions as Agent or Lenders reasonably may require; and

(m) payment of all fees and expenses described in that certain Amended and Restated Agreement Regarding Fees dated as of the date hereof between Borrower and Agent in immediately available funds.

6. Additional Covenants. On or before August 31, 2010, for any personal property Collateral located at any of the locations listed on Schedule 5.19, as amended hereby, and identified therein as having been acquired after February 8, 2006, Borrower and each other Loan Party shall have obtained a landlord agreement from the owner of the real property in form and substance reasonably satisfactory to the Agent, provided that this condition shall be deemed satisfied, in the Agent’s reasonable discretion, to the extent that Borrower has used commercially reasonable efforts to obtain same and has been unsuccessful in obtaining such agreements. In the event that any of the terms of this Section 6 are not satisfied to the reasonable satisfaction of the Agent within the time period specified, the Agent or the Required Lenders shall have the right to immediately declare an Event of Default under the Credit Agreement.

7. Effect of Amendment; No Novation. Except as expressly set forth herein, the Credit Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of the Loan Parties to the Agent and Lender, and the Loan Parties hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement, as amended hereby. The terms of this Amendment are not intended to and do not serve as a novation as to the Credit Agreement or the Note or the indebtedness evidenced thereby. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Credit Agreement or any document executed in connection therewith. Instead it is the express intention to affirm the Credit Agreement and the security created thereby.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

11. Waiver, Release and Disclaimer. To induce the Lender and the Agent to enter into this Amendment, the Loan Parties hereby waive and release any claim, defense, demand, action or suit of any kind or nature whatsoever against the Lender or the Agent arising on or prior to the date of this Amendment in connection with the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated thereunder, except that this Section 10 shall not waive or release any of the Lender’s or the Agent’s contractual obligations under the Credit Agreement or any of the other Loan Documents.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.

BORROWER:	CBEYOND COMMUNICATIONS, LLC,
a Delaware limited liability company

BY: /S/ ROBERT FUGATE (SEAL)
Name: Robert Fugate
Title: CFO

ADDITIONAL LOAN PARTIES:	CBEYOND, INC.,
a Delaware corporation

BY: /S/ ROBERT FUGATE (SEAL)
Name: Robert Fugate
Title: CFO

AGENT AND LENDER:	BANK OF AMERICA, N.A.

BY: /S/ THOMAS M. PAULK
	Name:	Thomas M. Paulk
	Title:	Vice President

SCHEDULE 1

Certain Parent Shareholders

MDCP-Cbeyond Investors, LLC and its Affiliates Madison Dearborn Special Equity III, LP; Special Advisors Fund I LLC; and Madison Dearborn Capital Partners III. MDCP-Cbeyond Investors, LLC, Madison Dearborn Special Equity III, LP, Special Advisors Fund I LLC and Madison Dearborn Capital Partners III, LP are part of an affiliated group of investment partnerships and limited liability companies commonly controlled by Madison Dearborn Partners.

VantagePoint Venture Partners and its Affiliates VantagePoint Venture Partners III(Q), LP; VantagePoint Venture Partners III, LP; VantagePoint Venture Partners IV(Q), LP; VantagePoint Ventures Partners IV, LP; and VantagePoint Venture Partners IV Principals Fund, LP. VantagePoint Venture Partners III(Q), LP, VantagePoint Venture Partners III, LP, VantagePoint Venture Partners IV(Q), LP, VantagePoint Ventures Partners IV, LP and Venture Partners IV Principals Fund, LP are part of an affiliated group of investment partnerships commonly controlled by VantagePoint Venture Partners.

SCHEDULE 2.01

Commitments

Lender	Lender’s Commitment	Percentage
Bank of America, N.A.	$40,000,000.00	100%

SCHEDULE 5.06

Litigation

NONE

SCHEDULE 5.09

Environmental Matters

NONE

SCHEDULE 5.13

Subsidiaries and Other Equity Investments

NAME	STATE (DATE OF FORMATION)	FEIN
Cbeyond, Inc.	Delaware (3/22/2000)	59-3636526
Cbeyond Communications, LLC	Delaware (10/22/1999)	59-3608337

*	The entity represented by FEIN 59-3636526 changed the name from “Cbeyond Communications, Inc.” to “Cbeyond, Inc.” in June 2006.

All of the above entities have as their principal place of business the offices located at 320 Interstate North Parkway; Suite 300; Atlanta, GA 30339.

SCHEDULE 5.19

Leases

(Items marked by * were acquired after February 8, 2006)

The Borrower has entered into operating leases as lessee with respect to the following real properties:

Company Headquarters:

(1)	320 Interstate North Parkway; Atlanta, GA

- Suites 100, 200, 300, 400,* 495, 500, 501, 550, 600*

(2)	340 Interstate North Parkway; Suite 100,* 150,* 155,* 160,* 440,* 450,* 470*; Atlanta, GA

Atlanta Branches & Data Centers:

(3)	360 Interstate North Parkway; Suite 600; Atlanta, GA

(4)	56 Marietta Street; Atlanta, GA

(5)	1140 Hammond Drive; Atlanta, GA

(6)	6620 Bay Circle, Norcross, GA (Bay Colony)*

Dallas Branches & Data Centers:

(7)	Heritage Square I, Suite 900; Dallas, TX

(8)	Heritage Square I, Suite 230; Dallas, TX*

(9)	1950 Stemmons Freeway; Dallas, TX

(10)	5601 Bridge Street, Suite 450, Ft Worth, TX*

Denver Branches & Data Centers:

(11)	1500 Champa; Suite B-300; Denver, CO

(12)	3131 S. Vaughn Way; Suite 400; Aurora (Cherry Creek), CO

(13)	544 Mark Dabling Blvd, Colorado Springs, CO*

(14)	1715 Ironhorse Dr, Longmont, CO*

(15)	360 Inverness Drive, Englewood CO*

Houston Branches:

(15)	One Riverway; Suite 200; Houston, TX

Chicago Branches:

(16)	1520 Kensington Rd.; Suite 300; Oakbrook and Oakbrook Expansion; Chicago, IL

Los Angeles Branches:

(17)	879 W. 190th Street; Suite 1200; Los Angeles, CA

(18)	2400 East Katella Ave, Anaheim, CA (Stadium Towers)*

San Diego Branches:

(19)	6236 Greenwich Drive; Suite 400, 410* Governor Executive Centre; San Diego, CA

Detroit Branches:

(20)	27555 Farmington Road; Suite 100 Citiplace Center; Farmington Hills, MI

Bay Area Branches:

(21)	2055 Laurelwood Road, Santa Clara, CA*

(22)	710 S.Broadway, Suite 260, Walnut Creek, CA*

Miami Branches:

(23)	3601 SW 160th Avenue, Suite 330, Miramar, FL*

Minneapolis Branches:

(24)	7900 & 8000 78th Street West, Edina, MN*

Washington DC Branches:

(25)	11107 Sunset Hills Rd, Reston, VA*

Seattle Branches:

(26)	3545 Factoria Blvd, Bellvue, WA*

The Borrower has entered into the following capital leases as lessee:

NONE

SCHEDULE 5.26

Labor Disputes; Acts of God

NONE

SCHEDULE 7.01

Existing Liens

Certain office equipment (such as copiers) and furniture are leased.

SCHEDULE 7.03

Existing Indebtedness

NONE

SCHEDULE 10.02

Administrative Agent’s Office, Certain Addresses for Notice

If to AGENT or LENDER:

Bank of America, N.A.

600 Peachtree Street

GA1-006-13-15

Atlanta, GA 30308

Attention: Thomas M. Paulk

Fax: 404-607-6343

Email: thomas.m.paulk@baml.com

If to Borrower or any other Loan Party:

Cbeyond Communications, LLC

320 Interstate North Parkway

Suite 300

Atlanta, GA 30339

Attention: J. Robert Fugate, CFO and Kurt Abkemeier, VP Finance and Treasurer

Fax: 678-424-2501

Email: Bob.Fugate@cbeyond.net
Kurt.Abkemeier@cbeyond.net